UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2015

THE DOW CHEMICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-3433	38-1285128
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

2030 DOW CENTER, MIDLAND, MICHIGAN 48674

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 989-636-1000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Dow Chemical Company (the “Company” or “Dow”) announced new executive leadership appointments and changes to the responsibilities of certain of the Company’s named executive officers, effective immediately:

•	Mr. James R. Fitterling has been appointed Vice Chairman and Chief Operating Officer. He will have accountability for all of Dow’s businesses (except Dow AgroSciences), Operations including Environment, Health & Safety and Sustainability, Manufacturing and Engineering, and Supply Chain, as well as Research & Development.

•	Mr. Howard I. Ungerleider has added the position of Vice Chairman to his existing role as Chief Financial Officer. He will also assume responsibility for leading Dow AgroSciences. Dow’s Corporate Strategy Development, Corporate Planning, Finance, Information Technology & Business Services functions will also now report to Mr. Ungerleider.

Fitterling and Ungerleider will report to Dow Chairman and CEO Andrew N. Liveris and together form a new Office of the Chairman and CEO.

In a related move, Mr. Joe E. Harlan, Vice Chair and Chief Commercial Officer for Dow, will add Latin America to his existing geographic responsibilities of North America and Asia Pacific.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DOW CHEMICAL COMPANY
Registrant

Date: October 23, 2015

/s/ AMY E. WILSON
Amy E. Wilson
Corporate Secretary and Assistant General Counsel